Exhibit 99.1

Breathe Ecig Corp. Enters into Comprehensive Settlement Agreement in Federal Lawsuit Concerning the Transfer of Intellectual Property and the Retirement of  $1,000,000 in Outstanding Promissory Notes

March 14, 2016  --  Miami, Florida  --  Breathe Ecig Corp. (OTCQB:  BVAP) ("Breathe" or "the Company"), currently manufacturing and operating in the electronic Cigarette industry, today announced the execution of a comprehensive settlement agreement ("the Settlement") with Giovanni Comito and Peter Comito ("Plaintiffs") with respect to Case No, 15-cv-62653-BB filed in United States District Court for the  Southern District of Florida.  Under terms of the Settlement, the Company will transfer its portfolio of Intellectual Property ("IP" or "Patents") to the Plaintiffs in exchange for the termination of all pending litigation.  The Company will retain ownership of the name “Breathe” and related trademarks.

Additionally, if and when the shareholders of the Company agree to increase the number of authorized shares of the Company as currently contemplated by a currently pending Schedule 14A (including any amendments and extensions thereto), the Company agreed to issue to the Plaintiffs and their affiliated parties 85,832,640 shares of common stock (the “Settlement Shares”).  The Settlement Shares will be “restricted securities” as defined by the Securities Act of 1933, as amended.  If the Company is unable to approve an increase in its authorized shares in an amount sufficient to issue the Settlement Shares by May 9, 2016, the Plaintiffs may in their discretion enforce a confession of judgment against the Company in the amount of $4 million.

In addition, as a result of the Settlement, the Company has retired $1,000,000 in promissory notes due the Plaintiffs.  The debt retirement will be reflected in the Company’s first quarterly report for 2016.

Breathe CEO Mr. Seth M. Shaw expressed, "The settlement of this lawsuit and the retirement of $1,000,000 of the Company's outstanding debt are two important and positive developments which will improve the Company’s overall financial condition.  The Company is currently in discussions with two convertible note holders to restructure approximately $300,000 of remaining debt.  Over the next several months management intends to phase out of the electronic cigarette business while simultaneously seeking to acquire new businesses and technologies."

DISCLAIMER - Caution Concerning Forward Looking Statements

This press release contains statements that are "Forward-Looking" in nature (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). All statements regarding the Company's financial position, potential, business strategy, plans and objectives for future operations are Forward-Looking statements. Many of these statements contain words such as "hopefully," "attempt," "goal," "aims," "may," "expect," "believe," "intend," "anticipate," "estimate," "continue," "would," "exceed," "should," "steady," "plan," "potential," "dramatic," and variations of such words and similar expressions identify Forward-Looking statements, but their absence does not mean that a statement is not a Forward-Looking statement. Because Forward-Looking statements involve future risks and uncertainties, there are many factors that could cause actual results to differ materially from those expressed or implied. The Company cannot predict the actual effect these factors will have on its results and many of the factors and their effects are beyond the Company's control. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise. Given these uncertainties, you should not rely on these forward-looking statements.

Information for the Educated Investor

For further information regarding these and other risks related to Breathe eCigs' business, investors should consult Breathe eCigs' filings with the Securities and Exchange Commission, available at http://www.sec.gov.

Contact
Mr. Seth M. Shaw
Interim Chairman and Chief Executive Officer
Breathe eCig Corp.
Email:  seth@breathecig.com or sethsms47@aol.com
Cell: +1-917-796-9926